UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

GEORGIA EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

000-

(Commission File Number)

Nevada (State or other jurisdiction of incorporation or organization)	98-0489324 (IRS Employer Identification No.)

1776 Ocean Park Road, Surrey, British Columbia, Canada, V4A 3L9

(Address of principal executive offices) (Zip Code)

 (604) 603–7787

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Sokhie Puar has been appointed president, corporate secretary, and treasurer of the registrant in place of Shaheen Jivraj-Sangara, effective October 16, 2006.  Also effective on October 16, 2006, Messrs. Sokhie Puar and Bijay Singh were appointed directors of the Company.  Ms. Jivraj-Sangara resigned as director on October 17, 2006.

During the past five years, Mr. Puar was Senior Vice-President Corporate Development of Capital Alliance Group Inc. until June of 2001 where he oversaw the development team, corporate finance activities, was in charge of mergers and acquisitions, and assisted the subsidiary of Capital Alliance Groups, SE Global, in going public.  Mr. Puar is the founder and president of SNJ Capital Ltd., which was founded in January of 2000 and provides services related to business development and corporate finance.  Mr. Puar is currently a director of the following public companies:  JER Envirotech International Corp., Northern Canadian Minerals, Garnet Point Resources, Bassett Ventures Inc., MVS Capital Corp., Minaean International Corp. and Uldaman Capital Corp.

During the past five years, Mr. Singh has acted as Project Manager of SNJ Capital Ltd..  Mr. Singh is currently a director of a the following public companies:  JER Envirotech International Corp., Bassett Ventures Inc., and Uldaman Capital Corp.

Item 8.01 – Other Events

On October 20, 2006, the registrant announced that it had entered into a Letter of Intent to complete a business combination with Wharton Resources Limited, a company incorporated under the laws of the province of New Brunswick (“Wharton”).  The completion of the transaction is subject to a number of conditions including entering into a definitive agreement and completion of due diligence reviews by both parties which is scheduled to be completed by October 30, 2006 unless extended by mutual agreement. As part of the registrant’s due diligence investigations, the registrant will engage the services of an independent consultant, to conduct value related due diligence of the information provided by Wharton, including a review of engineering reports and underlying geological data. There is no guarantee that the business combination will complete.

The registrant and Wharton presently contemplate that the structure of the business combination will be by way of voluntary share exchange whereby the registrant will issue a total of 30,000,000 shares of its common stock in consideration for all of the issued and outstanding shares of Wharton (the “Wharton Shares”) on a fully diluted basis.  However the final structure of the transaction will be determined based upon a review of tax, accounting, and legal considerations.  Any common stock issued by the registrant as consideration in the business combination will not be registered under the United States Securities Act of 1933 as amended.  The Letter of Intent provides that Wharton may nominate three directors to the board of directors of the registrant in place of the existing directors.

Wharton is a private New Brunswick company which, through its wholly owned subsidiaries, Wharton Resources Corp. (Delaware), Wharton Resources LLC (Delaware) and Wharton Resources LP (Texas), is engaged in the acquisition, exploration and development of oil and natural gas properties.  Wharton holds oil and gas lease acreage in Texas, Kansas and Kentucky and has an option to acquire interests in properties in the State of Louisiana.   The Kansas acreage consists of approximately 8,500 acres with 8 drilled wells that are presently shut-in.  The Kentucky acreage consists of approximately 2,200 acres in Clay County and 3,400 acres in Bell County, Kentucky. Wharton has a further option to acquire oil and gas leases in the State of Louisiana. Wharton has conducted initial geological studies on the properties and further work programs will be determined.

The principal shareholders and key management of Wharton are as follows:

Milton Cox, Director and Chairman of the Board:  Since 1982, Mr. Cox has been the President and CEO of CodeAmerica Investments LLC, which has various interests in mining and oil & gas production. Mr. Cox has 25 years of experience in resource investment management as well as international business experience in oil and gas and mining.  Since October, 2003 Mr. Cox has served as Chairman of Altus Explorations, Inc., an oil and gas company quoted on the OTCBB, and was its President and CEO from October, 2003 through to June, 2005.

Donald L. Sytsma, Vice President Finance, Chief Financial Officer and Director: Since April, 2003, Mr. Sytsma has been an officer and a director of DLS Energy Associates, LLC, an independent consulting company. From November, 2003 to June, 2005 Mr. Sytsma was Chief Financial Officer of Altus Explorations, Inc., a publicly traded oil and gas company, and since November, 2003 Mr. Sytsma has been a director of Altus.

Bassam “Sam” Nastat, Vice-President, Corporate Development and Director:  Since May, 1994, Mr. Nastat has been the Vice President of Project Development and Finance for CodeAmerica Investments LLC, developing financing strategies to take advantage of exploration opportunities in Texas, Wyoming and Alaska.  Since November, 2003 Mr. Nastat has been a director of Altus Explorations, Inc., which is a publicly traded oil and gas company and was appointed President of Altus in June, 2005.

In connection with the business combination, the registrant also announced that it intends to complete a non-brokered equity financing to raise gross proceeds of up to US$5,000,000.  The financing, which is intended to close concurrently with the business combination with Wharton, will consist of the offer and sale of up to 5,000,000 Units at a price of US$1.00 per unit.  Each Unit will consist of one share in the common stock of the registrant and a Class A Warrant and a Class B Warrant.   The offering of the Units and the underlying securities will not be registered under the U.S. Securities Act of 1933.  The Units and underlying securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.   The proceeds from the sale of the Units will be applied towards the acquisition and development of oil and gas interests by Wharton and general working capital.

Each Class A Warrant may be exercised at a price of US$2.00 for a period of 3 years from the Closing, to acquire one additional share. In the event the closing price of the Company’s shares as quoted on the OTC Bulletin Board, or on any U.S. stock exchange, is US$2.50 or greater for a period of 20 consecutive trading days, the Company may at anytime thereafter give notice to the holders of the Class A Warrants that such holders have ten calendar days from the date of the notice to exercise their Class A Warrants, and thereafter such warrants will expire.

Each Class B Warrant may be exercised at a price of US$3.00 for a period of 3 years from the Closing, to acquire one additional share. In the event the closing price of the Company’s hares as quoted on the OTC Bulletin Board, or on any U.S. stock exchange, is US$3.50 or greater for a period of 20 consecutive trading days, the Company may at anytime thereafter give notice to the holders of the Class B Warrants that such holders have ten calendar days from the date of the notice to exercise their Class B Warrants, and thereafter such warrants will immediately expire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Georgia Exploration, Inc.
Date	October 19, 2006	(Registrant)
/s/ Sokhie Puar
Sokhie Puar, President